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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APLICABLE STATE SECURITIES LAWS, OR
(2) SCHESCHUK RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO SCHESCHUK, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                                 BRICE SCHESCHUK
                            SERIES A 10% SECURED NOTE

$25,000.00                                                  DATE: JUNE 25, 2003
                                                            NEW YORK, NEW YORK

         BRICE SCHESCHUK, an individual residing at 285 Silver Birch Avenue, Toronto, Ontario M4E 3L6 ("Scheschuk"), for value received, hereby promises to pay to CARTIER FLEMING INTERNATIONAL LIMITED, a British Virgin Islands company with business address at 2/F., Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong, and LI WING KEI, a Hong Kong resident residing at Flat B, 20/F., Tower 10, Parc Royale, 8 Hin Tai Street, Shatin, New Territories, Hong Kong (the "Joint Note Holders"), the principal amount of 25,000.00 United States Dollars (US$25,000.00) on the Maturity Date (as hereinafter defined), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 10% per annum from the date hereof until the Maturity Date. Accrued interest on the unpaid principal balance hereof shall be payable on the Maturity Date or upon the earlier repayment of this Note. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

         1.       PAYMENTS; PREPAYMENTS.

         (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be July 15, 2003.

         (b) Interest on this Note shall accrue from the date of issuance hereof to, but excluding, the Maturity Date, and shall be payable in arrears on the Maturity Date.

         (c) If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with


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the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a (i) a Saturday or a Sunday, or (ii) a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         (d) Scheschuk may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

         (e) Payments of principal and interest on this Note shall be made by check sent to the either one of the Joint Note Holders' address set forth above or to such other address as the Joint Note Holders may designate for such purpose from time to time by written notice to Scheschuk, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. Scheschuk hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

         3.       RANKING OF NOTE.

         The payment of principal of, and accrued and unpaid interest on, the
Note is secured by a pledge by Scheschuk of all of his right, title, and interest in and to the 2,500,000 shares, par value $0.001 per share, of Centre Capital Corp., a Nevada corporation, pursuant to a Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), between Scheschuk and the Joint Note Holders.

         4.       COVENANTS.

                  Scheschuk covenants and agrees with the Joint Note Holders that, so long as any amount remains unpaid on the Note, Scheschuk:

         (a)      Shall deliver to the Joint Note Holders:

                  (i) promptly after Scheschuk shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting Scheschuk and his properties and assets, except proceedings which, if adversely determined, would not have a material adverse effect on Scheschuk or his properties and assets; and



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                  (ii) promptly after Scheschuk shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action Scheschuk has taken or proposes to take with respect thereto.

         (b) Shall not permit the creation of any security interest not in existence on the date hereof to be created or exist covering the assets of Scheschuk.

         5.       EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

         (a) A default in the payment of the principal amount of any Note, when and as the same shall become due and payable.

         (b) Subject to paragraph 2(b) hereof, a default in the payment of any interest on any Note, when and as the same shall become due and payable, which default shall continue for five business days after the date fixed for the making of such interest payment.

         (c) A default in the performance, or a breach, of any of the covenants of Scheschuk contained in Sections 2 or 4 of this Note or contained in the Pledge Agreement.

         (d) A default in the performance, or a breach, of any other covenant or agreement of Scheschuk in (i) this Note and continuance of such default or breach for a period of 10 days after Scheschuk had or should have had knowledge of such breach or (ii) the Pledge Agreement.

         (e) Any representation, warranty, or certification made by Scheschuk pursuant to this Note or the Pledge Agreement shall prove to have been false or misleading as of the date made in any material respect.

         (f) A final judgment or judgments for the payment of money in excess of $50,000.00 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against Scheschuk and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Scheschuk shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (g) The entry of a decree or order by a court having jurisdiction adjudging Scheschuk bankrupt or insolvent, or approving a petition seeking reorganization, arrangement,


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adjustment, or composition of or in respect of Scheschuk, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by Scheschuk of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of Scheschuk or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Scheschuk in furtherance of any such action.

         6.       REMEDIES UPON DEFAULT.

         (a) Upon the occurrence of an Event of Default referred to in Section 5(g), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Scheschuk. Upon the occurrence of an Event of Default referred to in Section 5(a) or (b), the Joint Note Holders, by notice in writing given to Scheschuk, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by Scheschuk. Upon the occurrence of an Event of Default other than one referred to in Sections 5(a), (b) or (g), the Joint Note Holders may declare the principal amount then outstanding of, and the accrued interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by Scheschuk.

         (b) The Joint Note Holders may institute such actions or proceedings in law or equity as he shall deem expedient for the protection of his rights and may prosecute and enforce his claims against all assets of Scheschuk, and in connection with any such action or proceeding shall be entitled to receive from Scheschuk payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.



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         7.       TRANSFER.

         Scheschuk shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only upon delivery thereof duly endorsed by the Joint Note Holders or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, Scheschuk shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Joint Note Holders thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to Scheschuk or its duly authorized Holder.

         8.       MISCELLANEOUS.

         (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to Scheschuk, at its address set forth on the first page hereof, (ii) if to any one of the Joint Note Holders, at the address of any one of the Joint Note Holders set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 8(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8(a) shall be deemed given at the time of receipt thereof.

         (b) Upon receipt of evidence satisfactory to Scheschuk of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), Scheschuk shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

         (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice any Holders' rights, powers or remedies. No right, power, or remedy conferred by this Note upon the Holder or any Holder shall be exclusive of any other right, power, or remedy referred to


                                      -5-
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herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         (d) This Note may be amended only by a written instrument executed by Scheschuk and the Holder. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

         (e) This Note has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, Scheschuk has caused this Note to be executed and dated the day and year first above written.




                                                     ---------------------------
                                                     BRICE SCHESCHUK




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